[LOGO] WILLIAMS & WEBSTER, P.S.
              Certified Public Accountants & Business Consultants
--------------------------------------------------------------------------------

Board of Directors
Vivid Learning Systems, Inc.
Richland, WA


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated November 3, 2003, on the financial statements of Vivid Learning Systems, Inc. as of September 30, 2003 and 2002 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.


Williams & Webster, P.S.
Spokane, Washington

September 24, 2004


      Members of Private Companies Practice Section, SEC Practice Section,
                                AICPA and WSCPA
       Bank of America Financial Center o 601 W. Riverside, Suite 1940 o
                               Spokane, WA 99201
     Phone (509) 838-5111 o Fax (509) 838-5114 o www.williams-webster.com